UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2026
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	84-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01. Entry into a Material Definitive Agreement.

On October 13, 2026, Porch Reciprocal Exchange, which Porch Group, Inc. (the “Company” or “Porch”) manages and operates as its attorney-in-fact (the “Reciprocal”), and Porch, through its wholly owned subsidiary, Homeowners of America Holding Corporation (“HOA Holdco” and, together with the Reciprocal, the “Buyers”), entered into a Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”) with Allied Trust Holdings, LLC, a Delaware limited liability company (the “Seller”).
Pursuant to the Purchase Agreement, at the closing (the “Closing”), (i) the Reciprocal will acquire from Seller 100% of the issued and outstanding shares of common stock of Allied Trust Insurance Company, a Texas domiciled property and casualty insurance company (“ATIC”), and (ii) HOA Holdco will acquire from Seller 100% of the membership interests of Allied Underwriters LLC, ATIC's managing general agent (“AU MGA”), and 100% of the membership interests of Lonestar Lagniappe Reinsurance Holdings, LLC, ATIC's captive reinsurer (“Lonestar”) (collectively, the “Acquisition”).
Consideration; Use of Porch Shares
The total consideration payable under the Purchase Agreement is $200.0 million, subject to adjustment as described below. The Reciprocal will pay Seller $105.0 million for the ATIC shares, consisting of $55.0 million payable at the Closing and $50.0 million payable in twelve approximately equal monthly installments during the twelve months following the Closing, or earlier at the discretion of the Reciprocal (the “Deferred Payments”). HOA Holdco will pay Seller $95.0 million at the Closing for the AU MGA and Lonestar membership interests.
The amounts payable at the Closing are subject to adjustment for the estimated closing indebtedness of the applicable acquired company. In addition, the $55.0 million payable by the Reciprocal at Closing is subject to adjustment based on ATIC’s adjusted statutory surplus as of Closing, measured against a benchmark of approximately $60.2 million, increasing dollar-for-dollar to the extent such surplus exceeds the benchmark and decreasing by 1.66 times any shortfall.
HOA Holdco may elect to satisfy up to $20.0 million of the Closing consideration in shares of Porch’s common stock ("Common Stock"), with the balance payable in cash, and the Reciprocal may elect to satisfy up to $50.0 million of the Deferred Payments in shares of Common Stock. Shares issued on behalf of HOA Holdco are expected to be newly issued shares, while shares delivered by the Reciprocal are expected to come from its existing holdings. The number of shares will be based on the Nasdaq closing price on the business day preceding the applicable payment date. The Purchase Agreement requires the Company to register the shares for resale.
Any shares of Common Stock issued by the Company or delivered by the Reciprocal will be in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). Shares of Common Stock held by the Reciprocal are currently not entitled to vote or be counted for quorum purposes under Delaware law. Upon transfer to Seller, those shares will no longer be subject to such restrictions. The number of shares deliverable is not determinable at this time and will depend on the trading price of the Common Stock on the applicable determination dates and on whether the Reciprocal elects to pay in cash.
Other Terms
The Purchase Agreement contains customary representations, warranties, and covenants, including interim operating covenants and obligations to seek required regulatory approvals. The Company expects to obtain a $20 million representations and warranties insurance policy as the primary source of recovery for covered breaches. The Purchase Agreement provides additional indemnification for certain special indemnities and covenant breaches.
The Closing is subject to customary conditions, including receipt of required approval from the Texas Department of Insurance. The Closing will not occur earlier than January 1, 2027, and the Company currently expects the Acquisition to close in the first quarter of 2027. The Purchase Agreement may be terminated by mutual consent, by either party if the Closing has not occurred on or prior to April 1, 2027 (as such date may be extended), or by the non-breaching party following an uncured breach that would cause a closing condition to fail, subject in each case to the limitations set forth in the Purchase Agreement.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under “Consideration; Use of Porch Shares” is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On October 13, 2026, the Company issued a press release announcing the entry into the Purchase Agreement and the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information contained in, or incorporated into, this Item 7.01 (including Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language contained in any such filing.
Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing and completion of the Acquisition, the receipt of required regulatory approvals, the amount and form of the consideration payable under the Purchase Agreement, and the anticipated benefits of the Acquisition. Forward-looking statements are not guarantees of performance and are subject to risks and uncertainties, including delays or failures in obtaining regulatory approvals or satisfying closing conditions; termination of the Purchase Agreement; and the Company’s ability to fund required payments. They also include fluctuations in the common stock’s trading price, integration risks, failure to realize anticipated benefits, and catastrophe or severe-weather exposure, and the other risks described in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for 2025 and subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any obligation to update any forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
2.1†+
Stock and Membership Interest Purchase Agreement, dated as of October 13, 2026, by and among Homeowners of America Holding Corporation, Porch Insurance Reciprocal Exchange, and Allied Trust Holdings, LLC.

99.1*	Press Release issued by Porch Group, Inc., dated October 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Filed herewith.
+ Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
	Name:	Shawn Tabak
	Title:	Chief Financial Officer
Date: October 13, 2026